UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2021

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 Colorado Ave., Suite 230, Santa Monica, CA 90404
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Global Market
9.50% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value	OTRKP	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01    Regulation FD Disclosure.

On August 18, 2021, we were notified by a customer of their intent not to continue the program past December 31, 2021. We believe the notification was for reasons specific to the customer’s corporate shift in strategic direction, and is not reflective of the performance or value of the program generally. From the inception of the contract in July 2020, we have billed this customer approximately $42 million of the previously expected 3-year $90 million contract. We do not expect this decision to have a material negative impact on our previously stated revenue and margin expectations for FY 2021 and the decision does not materially change our existing outreach pool. We currently expect our diversified portfolio of remaining customers under existing contracts to contribute nearly $50 million of revenue in 2022, an increase of 62% from their expected 2021 contributions, and we believe our fast growing pipeline of national and regional health plans, providers, healthcare systems and employers will materially contribute to 2022 revenue. As of today, we have over $97 million of cash on hand and are in compliance with our debt covenants with Goldman Sachs, with whom we have maintained a strong relationship.

We believe that the recently released Ontrak Treatment Effect Study showing statistically significant cost savings, improved utilization and return on investment, validates the continued efficacy of the Ontrak program and is resonating with current and potential customers. Our newly strengthened management team’s investment in technology infrastructure, expanded product portfolio for multiple lines of business, and new care pathways, is expected to drive significant growth.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this Form 8-K are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may include for example statements regarding expectations for revenue and margins, the pipeline and its contribution to growth and our newly strengthened management team’s investment in technology infrastructure, expanded product portfolio for multiple lines of business and new care pathways driving significant growth. You are urged to consider statements that include the words “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations; limited operating history; our inability to execute our business plan; inability to increase our revenue and achieve profitability; lower than anticipated eligible members under our contracts; our inability to recognize revenue; lack of outcomes and statistically significant formal research studies; difficulty enrolling new members and maintaining existing members in our programs; the risk that the treatment programs might not be effective; difficulty in developing, exploiting and protecting proprietary technologies; intense competition and substantial regulation in the health care industry; business disruption and related risks resulting from the outbreak of the novel coronavirus 2019; high customer concentration; dependence on key personnel and the ability to recruit, retain and develop a large and diverse workforce; the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; our ability to raise additional capital when needed and our liquidity; and risks related to our ability to realize the potential benefits of and to effectively integrate acquisitions. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: August 19, 2021	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne
Chief Financial Officer

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